MINERALS TECHNOLOGIES INC.
                          STOCK AND INCENTIVE PLAN

                (as amended and restated as of August 28, 1998)

1.       Purpose

         The purpose of this Stock and Incentive Plan (the "Plan") is to furnish a material incentive to employees of Minerals Technologies Inc. (the "Company") and its subsidiaries by making available to them the benefits of a larger Common Stock ownership in the Company through stock options and otherwise. It is believed that these increased incentives will encourage the continued service of employees and stimulate their efforts towards the continued success of the Company and its subsidiaries, as well as assisting in the recruitment of new employees.

2.       Administration

         Except to the extent otherwise provided in Section 4, the Plan shall be administered by the Compensation and Nominating Committee of the Board of Directors of the Company (the "Committee"). The Committee is authorized, subject to the provisions of the Plan, to promulgate such rules and regulations, and to delegate to the Corporate Management Committee such administrative authority, as it deems necessary for the proper administration of the Plan, and to make such determinations and to take all action in connection therewith or in relation to the Plan as it deems necessary or advisable. The Committee shall consist of two or more members of the Board of Directors, each of whom shall be a disinterested person within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Act"), and an outside director within the meaning of
Section 162(m) of the Internal Revenue Code. It is intended that benefits under the Plan not be subject to the limitation on deductibility imposed by such Section 162(m), and that the Plan be qualified under such Rule 16b-3. No member of the Committee shall be eligible to receive any award or benefit under the Plan.

3.       Total Number of Shares

         Subject to the provisions of Section 6(h), the maximum amount of Common Stock which may be issued under the Plan is 4,500,000 shares, with shares issued prior to the 1995 and 1998 amendments of the Plan being included in the computation of such total. No participant shall be granted (i) options which would result in such participant receiving more than 750,000 shares of the total number of shares authorized, (ii) options, SAR's or any combination thereof with respect to more than 500,000 shares of Common Stock during any period of twelve calendar months, (iii) any option, stock award or performance unit award which would result in ownership by such participant of more than ten percent of the stock of the Company within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), or (iv) any incentive stock option, as defined in Section 422(b) of the Internal Revenue Code, granted after December 31, 1986, which would result in such participant receiving a grant of incentive stock options for Common Stock that would have an aggregate fair market value in excess of $100,000, determined as of the time that the option is granted, that would be exercisable for the first time by such participant during any calendar year.

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4.       Participation in Plan

         All employees of the Company or its subsidiaries shall be eligible to participate in this Plan. From time to time, the Committee shall determine those employees who shall be granted options under the Plan, the number of shares of Common Stock to be optioned to each such employee, and whether such options shall be "incentive stock options" (as defined in Section 422 of the Internal Revenue Code), or non-qualified stock options. The Corporate Management Committee of the Company is authorized to grant options under the Plan, provided that it shall grant no more than 20,000 options in the aggregate in any calendar year, that it shall grant no more than 1,500 options to any employee in any calendar year, and that it shall not grant any options to any employee who is an officer of the Company. The Committee shall determine the individual employees who shall be granted stock appreciation rights under the Plan pursuant to
Section 7; who shall be awarded shares under the Plan pursuant to
Section 8, as well as the number of shares of Common Stock to be so awarded, and the restrictions, if any, to be placed thereon; and who shall be granted performance unit awards under the Plan pursuant to Section 9 and tandem awards under the Plan pursuant to Section 10.

5.       Term of Plan

         This Plan will become effective as of the date it is approved by the majority of votes cast at a duly held meeting of the holders of Common Stock. No option with respect to shares authorized in or prior to 1992 under this Plan shall be granted pursuant to this Plan after December 31, 2001. No option with respect to shares authorized in or prior to 1995 under this Plan shall be granted pursuant to this Plan after December 31, 2004. No option with respect to shares authorized in or prior to 1998 under this Plan shall be granted pursuant to this Plan after December 31, 2007.

6.       Terms and Conditions of Options

         All options under the Plan shall be subject to the following terms and conditions:

         (a) Option Price. The option price per share shall be not less than the fair market value of the Common Stock on the date the option is granted, as determined by the Committee in accordance with applicable provisions of the Internal Revenue Code and Treasury Department rulings and regulations thereunder.

         (b) Number of Shares. The option shall state the number of shares of Common Stock covered thereby.

         (c) Payment. At the time of the exercise of the option the option price shall be payable in cash and/or, if the option so provides, in shares of Common Stock valued at the market price at the time the option is exercised. The Committee may in its discretion require or permit payroll deductions or other suitable means to enable optionees to accumulate sufficient funds to exercise their options and pay the option price.

         (d)      Term of Option.
                  (i) An incentive stock option shall provide that it shall not be exercisable after the expiration of ten years from the date such option is granted.
                  (ii) A non-qualified stock option may be exercisable for a period greater than ten years if so provided in the terms of the option.
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

         (e)      Exercise of Option.

                  (i) No option may be exercised during the first year of its term or such longer period as may be specified in the option; provided, however, in the event of a "change of control" of the Company, as that term is defined in
         Section 11(e), the Committee may in its discretion make any options that are not yet exercisable immediately exercisable; and provided, further, that the Committee may in its discretion make any options that are held by an employee at the time of such employee's retirement immediately exercisable. Thereafter, an optionee, subject to the terms of the option, may exercise the option in whole at any time or in part from time to time by giving written notice thereof addressed to the Treasurer of the Company, specifying the number of shares to be purchased and accompanied by payment of the option price therefor. Notwithstanding anything in this Plan to the contrary, no stock option granted to an employee subject to Section 16 of the Act may be transferred or exercised prior to the expiration of six months from the date of grant of such stock option.

                  (ii) Only the optionee may exercise the option during his or her lifetime. In the event of death, the person designated in the optionee's will, or in the absence of such designation, the legal representative of an optionee, or if a legal representative of the optionee has not been appointed, the optionee's surviving spouse, may in like manner exercise the option provided the same was exercisable by the optionee at the time of his death, but such privilege shall expire, subject to Section 6(d) and 6(g) (iii) hereof, one year after the death of the optionee; provided, however, in any event that if the option is not exercised by the last day in which it is exercisable, the option shall be exercised and the proceeds paid to the deceased optionee's estate.

         (f) Termination of Option. The option, to the extent not exercised, shall terminate upon its expiration as set forth in Section 6(d) hereof, upon exercise of a related appreciation right as set forth in Section 7(d) hereof, upon its surrender as set forth in
Section 11(c) hereof, or upon breach by the optionee of any provision of the option, or when the optionee ceases to be an employee for any reason including retirement, whichever event shall first occur; however, if the option so provides, the Committee in its discretion may permit the optionee to exercise the option for reasons of hardship up to twelve months after termination, assuming that the option was otherwise exercisable; further except that, subject to Section 6(d) hereof (i) the optionee, if his or her employment is terminated as a result of a disability, and provided the option was exercisable at the time of termination of employment, may elect to exercise the option, subject to Section 6(e) hereof, within twelve months after the date of termination, (ii) in the event of his or her death while an employee, the option shall terminate as provided in Section 6(e) hereof, and
(iii) notwithstanding subsections (i) and (ii) above, if the option so provides, in the event that the optionee has retired or is eligible for retirement under Section 4a., 4b. or 4d. of the Company's Retirement Annuity Plan, as the same may be amended from time to time, or under any pension or retirement plan maintained by the Company or any of its subsidiaries, the optionee, or in the event of death, the person designated in the optionee's will, or in the absence of such designation, the legal representative of such optionee, or if a legal representative of the optionee has not been appointed, the optionee's surviving spouse, may elect to exercise the option at any time until such option expires by its terms; provided, however, if the option is not exercised by the last day in which it is exercisable, the option shall be exercised and the proceeds paid to the deceased optionee's estate. Any subsequent reemployment of the optionee by the Company shall not affect such optionee's right to exercise the option as provided in subsection (iii) hereof.

         (g) Recapitalization. In the event of any change in the number or kind of outstanding shares of Common Stock by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares or any other change in the corporate structure or shares of stock of the Company, the Committee will make an appropriate adjustment, in accordance with applicable provisions of the Internal Revenue Code and Treasury Department rulings and regulations thereunder, in the number and kind of
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

shares for which options may thereafter be granted both in the aggregate and as to each optionee, as well as in the number and kind of shares subject to options theretofore granted and the option price payable upon exercise of such options.

         (h) Transferability. Unless designated as a Transferable Stock Option, the stock option shall provide that it will not be transferable by the optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Internal Revenue Code and Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended. The Committee may in its discretion designate a stock option to be a Transferable Stock Option. A Transferable Stock Option may be transferred by the optionee to his or her spouse, children or grandchildren, or to one or more trusts for the benefit of such family members, or to partnerships in which such family members are the only partners; provided that any such transfer must be without consideration of any kind; and provided further that any stock option so transferred will continue to be subject to the same terms and conditions as were applicable to such stock option prior to the transfer. Any Transferable Stock Option must be embodied in a separate Option Agreement which must be approved by the Committee. The Committee may in its discretion amend any outstanding stock option to convert such outstanding option into a Transferable Stock Option.

         (i) Applicable Law. The option shall contain a provision that it may not be exercised at a time when the exercise thereof or the issuance of shares thereunder would constitute a violation of any federal or state law or the listing requirements of the New York Stock Exchange for such shares.

         (j) Incorporation by Reference. The option shall contain a provision that all the applicable terms and conditions of the Plan are incorporated by reference therein.

         (k) Tandem Award. Any option constituting a part of a tandem award authorized by Section 10 hereof shall be subject to the terms and conditions of such award.

         (l) Other Provisions. The option shall contain such provisions as the Committee shall deem advisable consistent with the terms of the Plan. In addition, the stock options and the incentive stock options shall contain such other provisions as may be necessary to meet the requirements of the Internal Revenue Code and the Treasury Department rulings and regulations issued thereunder with respect to stock options and incentive stock options.

7.       Stock Appreciation Rights

         The Committee may, in its discretion, grant stock appreciation rights to the holder of any non-qualified stock option granted by the Company. Such appreciation rights shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose from time to time, including the following:

         (a) An appreciation right may be made part of any such option at the time of its grant or at any time thereafter prior to its expiration;

         (b) Upon exercise of an appreciation right the holder shall be entitled to receive:

                  (i)       a number of shares of Common Stock
                            determined by dividing:

                           (1) the number of shares which the optionee
                               selects, not to exceed the total number
                               of shares that the optionee is eligible
                               to purchase as of the exercise date
                               under the related option,
                               multiplied by the amount, if any, by
                               which the fair market value of a share
                               of

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
                               Common Stock on the exercise date
                               exceeds the option price provided in
                               the related option, by

                           (2) the fair market value of a share of
                               Common Stock on the exercise date;
                               provided, however, that the total
                               number of shares which may be received
                               pursuant to the exercise of an
                               appreciation right shall not exceed the
                               total number of shares subject to the
                               related option; or

                  (ii) if so provided in the award, (1) payment of cash equal to the aggregate fair market value on the date of such exercise of the number of shares of Common Stock determined under clause (i); or (2) in part cash and in part shares; all as determined by the Committee in its sole discretion;

         (c) No fractional share or cash in lieu thereof will be issued upon the exercise of any such right; and

         (d) Exercise of an appreciation right, in whole or in part, shall exhaust and terminate the related option with respect to the number of shares used in the calculation under subsection (b)(i)(1) of this Section 7 in determining the number of shares issued upon such exercise of the appreciation right (or which would have been issued but for any cash payment). Upon such exercise of an appreciation right, the number of shares subject to reallocation under Section 13 shall be equal to the difference between the number of shares used in the calculation under subsection
(b)(i)(1) of this Section 7 and the number of shares issued to the optionee pursuant to such exercise (or which would have been issued but for any cash payment).

         (e) Any election by a person subject to Section 16 of the Act to exercise an appreciation right for cash, as well as the exercise by such person of an appreciation right for cash, shall be made during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

         (f) An  appreciation  right awarded to a person subject to
Section 16 of the Act shall not be exercisable during the first six months of its term.


8.       Stock Awards

         Stock awards will consist of shares of Common Stock issued to participating employees as additional compensation for their services. Stock awards shall be subject to the provisions of Section 3, this
Section 8, Section 11(a), (c) and (d) and, during the period in which the restrictions or the Company's right of reacquisition hereinafter referred to are in effect, Section 11(b). Each stock award to a participant shall provide (i) that the shares subject to such award may not be transferred or otherwise disposed of by the participant prior to the expiration of a period or periods specified therein, which shall not occur earlier than one year following the date of the award (except that the award may permit the earlier lapse of such restriction in the event of the participant's death or disability or retirement pursuant to any pension or retirement plan maintained by the Company or any of its subsidiaries), and (ii) that the Company shall have the right to reacquire such shares upon termination of the participant's employment with the Company while such restriction is in effect, such reacquisition to be upon the terms and conditions provided in the award. Stock awards shall also be subject to such other terms and conditions, not inconsistent herewith, as the Committee determines to be appropriate.

9.       Performance Unit Awards

         Performance unit awards will consist of performance units credited to participating employees. Each award shall specify the initial value of each performance unit, such value to be determined by reference to the book or
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

market value of the Common Stock or to the Company's earnings or such other criteria related to the Company's performance as the Committee may deem appropriate. The award shall be payable in cash and/or Common Stock as the Committee shall determine in its sole discretion.

         Subject to the provisions of this Section 9 and of Section 11, the Committee shall have exclusive authority to determine additional terms and conditions of each performance unit award. Such terms and conditions may include, without limitation, provisions under which:

         (1) On the payment date prescribed in the award a participant shall become entitled to receive the full value of each such unit on such date, or such other amount as such award may specify;

         (2) Each unit may accrue earnings determined by reference to earnings per share or dividends paid per share on the Common Stock, or to the prime or another specified lending rate, or to other criteria specified in the award and payable at such time or times as may be specified therein;

         (3) The right of a participant to receive payments in respect of a performance unit may be made subject in whole or in part to the Company's attainment of earnings or other objectives specified in the award; and

         (4) The determination of all relevant valuation and other data pertaining to the award shall be in the sole judgment of the Committee. Without limitation of the foregoing, in the event that an amount payable in respect of an award is based in whole or in part on the Company's earnings or the book value of the Common Stock, the Committee may make such adjustments to the publicly reported amounts of the Company's consolidated earnings or of such book value as it deems appropriate for changes in accounting practices or principles, for material acquisitions or dispositions of stock or property, for recapitalizations or reorganizations or for any other events with respect to which the Committee determines such an adjustment to be appropriate in order to avoid distortion in the operation of the Plan.

         Each award shall be evidenced by a written instrument which shall set forth the number of performance units covered thereby, the initial dollar value of each such unit, the terms and conditions, if any, under which such value may change prior to the vesting of the unit, the terms and conditions under which each such unit will vest and such other matters as the Committee in its sole discretion may deem appropriate. The Committee may from time to time establish such rules as it deems appropriate regarding the manner and timing of payments of amounts due in respect of vested units.

         No performance unit award shall provide for the vesting in a participating employee of any performance unit covered thereby prior to the expiration of a period of one year after the date of the award, except that the award may provide for such vesting in the event of death or disability or retirement of the employee pursuant to a pension or retirement plan maintained by the Company or one of its subsidiaries prior to the expiration of such period. Each award shall provide that prior to the vesting of the units covered thereby they shall be subject to forfeiture (a) upon the termination of the recipient's employment with the Company, (b) as contemplated by
Section 10 hereof, if such award is part of a tandem award, and (c) as may otherwise be specified in the award.

         No participant shall be entitled to receive in respect of a performance unit payments of amounts exceeding twice the original value established for such unit.

         The maximum dollar value of performance units which may be initially awarded to participants may not exceed 1,500,000 "Reference Units" in the aggregate for all participants, and 50,000 Reference Units for any one participant. For purposes of this paragraph:

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


         (1) A Reference Unit shall be the equivalent of the greater of (a) the fair market value of one share of Common Stock on the date as of which a particular award of performance units is made, or (b) the book value of a share of such Common Stock as at the end of the last completed fiscal year of the Company prior to such award date plus the cash dividends paid per share on such stock during such fiscal year; and

         (2) Crediting of an award of performance units shall exhaust and terminate a number of Reference Units equal to the number obtained by dividing the credited dollar value of such performance units by the greater of the amounts referred to in subclauses (a) and (b) of clause (1) above, and except as provided in the following sentence, such terminated Reference Units shall not be utilized for subsequent awards.

         In the event that an award of performance units is forfeited or for any other reason the cash amount or the value of the shares of Common Stock (as determined by the Committee in its sole judgment) ultimately delivered to a participant in payment for an award of performance units (other than amounts paid to the participant as earnings on the performance units) is less than the Reference Units originally exhausted and terminated upon the crediting of such award, a number of Reference Units equal to the dollar amount of such shortfall divided by the value originally assigned to such Reference Units shall be restored and become available for subsequent awards under the Plan.

         Nothing contained herein shall be deemed to limit the right of the Company's Board of Directors or a duly appointed committee thereof to authorize the payment or award of compensation other than in stock to any employee otherwise than pursuant to the Plan, regardless of the fact that a particular form of compensation may be the same as or similar to that which the Committee may pay or award to participants under this Section 9.

         If any person awarded performance units under the Plan is subject to Section 16 of the Act, he shall be required to retain any securities distributed pursuant to the award for six months following date of grant of the award.

10.      Tandem Awards

         The Committee may, in its discretion, grant tandem awards to participating employees. A tandem award shall consist of a right of election by the employee among two or more of the following: (A) a non-qualified option, which may include a stock appreciation right with respect thereto, (B) a performance unit award, and (C) a stock award. Subject to the provisions of Section 11, such right of election shall be upon such terms and conditions as the Committee may specify in the tandem award, which shall include the following:

         (a) The number of shares of Common Stock covered by the option, the number of shares covered by the stock award and the number of performance units covered by the performance unit award;

         (b) Provisions establishing the number of shares and performance units which will remain subject to each portion of the tandem award upon the exercise of the right of election in whole or in part; and

         (c) The date on which the right of election shall terminate unless earlier exercised or terminated pursuant to the terms of the tandem award.

11.      Conditions Applicable to All Awards

         (a) Recapitalization. In the event of any change in the number or kind of outstanding shares of Common Stock by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares or any other change in the corporate structureor shares of stock of the Company, the Committee will make such adjustments as it shall determine to be appropriate, in the number and kind of shares and performance units subject to Sections 8, 9 and 10 and the maximum dollar value of performance units subject to Sections 9 and 10.

         (b) Transferability. Each award to a participant under
Section 7, 8, 9 or 10 shall provide that neither the award nor any right or interest of a participant therein shall be transferable by the participant other than by will or the laws of descent and distribution, and that such award shall be exercisable, during the participant's lifetime, only by him; provided that a Stock Appreciation Right awarded under Section 7 in conjunction with a Transferable Stock Option may be transferred only together with, and subject to the same conditions as, the corresponding Transferable Stock Option.

         (c) Surrender. The Committee may require the surrender of an option, stock appreciation right, stock award or performance unit award granted under this Plan as a condition precedent to a grant of a new option, stock appreciation right, stock award or performance unit award for the same or a different number of shares or having the same or a different initial value in Reference Units as the option, stock appreciation right, stock award or performance unit award surrendered. Such new option, stock appreciation right, stock award or performance unit award shall be subject to the terms or conditions specified by the Committee at the time the new option, stock appreciation right, stock award or performance unit award is granted, all determined in accordance with the provisions of this Plan without regard to the price, period of exercise, or any other terms or conditions of the option, stock appreciation right, stock award or performance unit award surrendered.

         (d) Leave of Absence. If approved by the Committee, an employee's absence or leave because of military or governmental service, disability or other reason shall not be considered an interruption of employment for any purpose of the Plan.

12.      Definitions

         (a) Change of Control. The term "Change of Control" shall mean the occurrence of any of the following events: (i) at any time during any two-year period, at least a majority of the Company's Board of Directors shall cease to consist of "Continuing Directors" (meaning directors of the Company who either were directors at the beginning of such two-year period or who subsequently became directors and whose election, or nomination for election by the Company's stockholders, was approved by a majority of the then Continuing Directors); or (ii) any "person" or "group" (as determined for purposes of Section 13(d)(3) of the Act, except any majority-owned subsidiary of the Company or any employee benefit plan of the Company or any trust or investment manager thereunder, shall have acquired "beneficial ownership" (as determined for purposes of Rule 13d-3 under the Act) of shares of Common Stock having 15% or more of the voting power of all outstanding shares of capital stock of the Company, unless such acquisition is approved by a majority of the directors of the Company in office immediately preceding such acquisition;
or (iii) a merger or consolidation occurs to which the Company is a party, whether or not the Company is the surviving corporation, in which outstanding shares of Common Stock are converted into shares of another company (other than a conversion into shares of voting common stock of the successor corporation or a holding company thereof representing 80% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation) or other securities (of either the Company or another company) or cash or other property; or (iv) the sale of all, or substantially all, of the Company's assets occurs; or (v) the stockholders of the Company approve a plan of complete liquidation of the Company.

         (b) Common Stock. The term "Common Stock" shall mean the 104 par value Common Stock of the Company.

         (c) Corporate Management Committee. The term "Corporate Management Committee" shall mean the committee consisting of the following officers of the Company: the Chairman and Chief Executive Officer, the Vice President in charge of the Minerals business, the Vice President in charge of the Refractories business, the Vice President and General Counsel, the Vice President - Finance, and the Vice President - Human Resources.

         (d) Subsidiary. The term "subsidiary" shall mean a subsidiary corporation of the Company as defined in Section 424(f) of the Internal Revenue Code.

13.      Reallocation of Unused Shares

    Any shares which are not purchased or awarded under an option, performance unit award or right of election which has terminated or lapsed, either by its terms or pursuant to the exercise, in whole or in part,of an award or right granted under the Plan, or shares which are reacquired by the Company pursuant to Section 8 hereof, may be used for the further grant of options.

14.      Use of Proceeds

         The proceeds received by the Company from the sale of Common Stock under the Plan shall be added to the general funds of the Company and shall be used for such corporate purposes as the Board of Directors shall direct.

15.      Amendment and Revocation

         The Board of Directors shall have the right to alter, amend or revoke the Plan or any part thereof at any time and from time to time, provided, however, that without the consent of the participants affected no change may be made in any option or award theretofore granted, which will impair the rights of participants under outstanding options or awards; and provided further, that the Board of Directors may not, without the approval of the holders of a majority of the outstanding Common Stock, make any alteration or amendment to the Plan which materially increases the benefits accruing to participants under the Plan; increases the maximum number of shares of Common Stock which may be issued under the Plan or the number of shares of such stock which may be issued to any one participant, extends the term of the Plan or of options granted thereunder, reduces the option price below that now provided for in the Plan, or changes the conditions of exercise of options specified in Sections 6(e) and 6(f). The Committee may make non-substantive administrative changes to the Plan so as to conform with or take advantage of governmental requirements, statutes or regulations.

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